EXHIBIT 10.1

PIERRE HOLDING CORP.

2004 STOCK OPTION PLAN

ARTICLE I

Purpose of Plan

     The 2004 Stock Option Plan (the “Plan”) of Pierre Holding Corp. (the “Company”), adopted by the Board of Directors and shareholders of the Company on June 30, 2004, for Directors, Employees and Consultants of the Company and its Subsidiaries, is intended to advance the best interests of the Company and its Subsidiaries by providing those persons who have a substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and its Subsidiaries and to remain in its service. The availability and offering of stock options under the Plan also increases the Company’s and its Subsidiaries’ ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company and its Subsidiaries depends. This Plan is intended to be a “compensatory benefit plan” within the meaning of such term under Rule 701 of the Securities Act of 1933, as amended.

ARTICLE II

Definitions

     For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

     “Board” shall mean the Board of Directors of the Company.

     “Cause” shall mean “Cause” as defined in any Service Agreement in effect between the applicable Participant and the Company or any Subsidiary, or if such Participant is not a party to a Service Agreement in which Cause is defined then, “Cause” shall mean with respect to a Participant one or more of the following: (i) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company, its Subsidiaries or any of their customers or suppliers, (ii) reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or its Subsidiaries substantial public disgrace or disrepute or substantial economic harm, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board or the Company’s president, (iv) any act or omission aiding or abetting a competitor, supplier or customer of the Company or its Subsidiaries to the material disadvantage or detriment of the Company or its Subsidiaries, (v) breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or (vi) any other material breach of a

Service Agreement in effect between the Participant and the Company or any of its Subsidiaries which is not cured to the Board’s reasonable satisfaction within 15 days after written notice thereof to Participant.

     “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

     “Committee” shall mean the committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more Directors as appointed from time to time to serve by the Board. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 or any successor rule (“Rule 16b-3”) under the Securities Exchange Act of 1934, as amended. No member of the Committee shall have within one year prior to his or her appointment received awards under the Plan if such receipt would cause such member to cease to be a “disinterested person” under Rule 16b-3. If the Common Stock is Publicly Traded, the committee shall consist of not less than two Directors appointed to the Committee by the Board and each of whom shall be members of the Board and each of whom shall qualify as (i) “non-employee directors (within the meaning of Item 404 of Regulation S-K of the Securities Act of 1933, as amended) and (ii) “outside directors” within the meaning of Treas. Reg. §1.162-27(e)(3) as may be appointed by the Board of the Company, all of whom are members of the Board.

     “Common Stock” shall mean the Company’s Common Stock, par value $0.01 per share, or if the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

     “Company” shall mean Pierre Holding Corp., a Delaware corporation.

     “Consultant” shall mean a consultant or advisor who is a natural person and who provides bona fide services to the Company or its Subsidiaries; provided such services are not in connection with the offer on sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

     “Director” shall mean a member of the Board.

     “Disability” shall mean “Disability” as defined in any Service Agreement in effect between the applicable Participant and the Company or any Subsidiary, or if such Participant is not a party to a Service Agreement in which Disability is defined then, “Disability” shall mean Participant’s inability to perform the essential duties, responsibilities and functions of his position with the Company or any Subsidiary as a result of any mental or physical disability or incapacity, even with reasonable accommodations of such disability or incapacity provided by the Company, or if providing such accommodations would be unreasonable, all as determined by the Board in its reasonable good faith judgment. Participant shall cooperate in all respects with the Company or any of its Subsidiaries if a question arises as to whether he has become disabled (including, without limitation, submitting to an examination by a medical doctor or other health care specialists selected by the Company or any of its Subsidiaries and authorizing such medical doctor or such other health care specialist to discuss Participant’s condition with the Company or any of its Subsidiaries).

     “Employee” shall mean an officer or other employee of the Company or any of its Subsidiaries.

     “Independent Third Party” shall mean any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Common Stock on a fully-diluted basis (a “5% Owner”), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendant (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

     “Options” shall have the meaning set forth in Article IV.

     “Participant” shall mean any Employee, Director or Consultant who has been selected to participate in the Plan by the Committee or the Board.

     “Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     “Publicly Traded” shall mean corporate stock that is listed or admitted to unlisted trading privileges on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or if sales or bid and offer quotations are reported for that class of stock on the NASDAQ National Market.

     “Sale of the Company” shall mean the sale of the Company to an Independent Third party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances (without regard to the occurrence of any contingency) to elect a majority of the Company’s Board (whether by merger, consolidation or sale or transfer of the Company’s capital stock) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

     “Service Agreement” shall mean a written agreement between the applicable Participant and the Company or any of its Subsidiaries pursuant to which such Participant provides services to the Company or any of its Subsidiaries as an Employee , Director or Consultant.

     “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person, one or more Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person, one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or shall control the managing general partner of such limited liability company, partnership, association or other business entity.

ARTICLE III

Administration

     The Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options (as defined in Article IV below) to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company, its Subsidiaries and all other Persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate. The Plan shall become effective only if, within 12 months from the date the Plan is adopted by the Board, the Plan is approved by the affirmative vote of a majority of the holders of the Common Stock, or by written consent of such holders, in accordance with the applicable provisions of the Certificate of Incorporation and Bylaws of the Company and applicable state law.

ARTICLE IV

Limitation on Aggregate Shares

     The number of shares of Common Stock with respect to which options may be granted under the Plan (the “Options”) and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 163,778 shares; provided that the type and the aggregate number of shares which may be subject to Options shall be subject to adjustment in accordance with the provisions of paragraph 6.8 below, and further provided that to the extent any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, or if any Options are exercised and the shares of Common Stock issued thereunder are repurchased by the Company, such shares shall again be available under the Plan. The 163,778 shares of Common Stock available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

ARTICLE V

Awards

     5.1 Options. The Committee may grant Options to Participants in accordance with this Article V.

     5.2 Form of Option. Options granted under this Plan shall be nonqualified stock options and are not intended to be “incentive stock options” within the meaning of Section 422 of the Code or any successor provision.

     5.3 Exercise Price. The option exercise price per share of Common Stock shall be fixed by the Committee in its discretion.

     5.4 Exercisability. Options shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant.

     5.5 Payment of Exercise Price. Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Company’s Secretary) accompanied by payment in full of the option exercise price. Payment of the option exercise price shall be made, in the discretion of the Committee, in cash (including check, bank draft or money order), or by delivery of a promissory note (if in accordance with policies approved by the Board), or by surrender to the Company of a number of shares of Common Stock having an aggregate fair market value at the time of exercise equal to the option exercise price (in a manner determined by the Committee).

     5.6 Terms of Options. The Committee shall determine the term of each Option, which term shall in no event exceed ten years from the date such Option is granted.

ARTICLE VI

General Provisions

     6.1 Conditions and Limitations on Exercise. Options may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company and/or its Subsidiaries of certain performance goals, as the Committee shall decide in each case when the Options are granted.

     6.2 Sale of the Company. In the event of a Sale of the Company, the Committee or the Board may provide, in its discretion, that the Options shall become immediately exercisable by any Participants who are Employees, Directors or Consultants of the Company and its Subsidiaries at the time of the Sale of the Company and/or that all Options shall terminate if not exercised as of the date of the Sale of the Company or other prescribed period of time.

     6.3 Written Agreement. Each Option granted hereunder to a Participant shall be embodied in a written agreement (an “Option Agreement”) which shall be signed by the Participant and by the Chairman or the President of the Company for and in the name and on behalf of the Company and shall be subject to the terms and conditions of the Plan prescribed in the Agreement (including, but not limited to, (i) the right of the Company and such other Persons as the Committee shall designate (“Designees”) to repurchase from each Participant, and such Participant’s transferees, all shares of Common Stock issued or issuable to such Participant on the exercise of an Option in the event of such Participant’s termination of employment or service with the Company and its Subsidiaries, (ii) rights of first refusal granted to the Company and Designees, (iii) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company and (iv) any other terms and conditions which the Committee shall deem necessary and desirable).

     6.4 Listing, Registration and Compliance with Laws and Regulations. Options shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee, may, in its discretion and without the Participant’s consent, so reduce such period on not less than 15 days written notice to the holders thereof.

     6.5 Nontransferability. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian or legal representative). In the event of the death of a Participant, exercise of Options granted hereunder shall be made only:

(i) by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant’s rights under the Option shall pass by will or the laws of descent and distribution; and

(ii) to the extent that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Committee in such Participant’s Option Agreement.

     6.6 Expiration of Options.

     (a) Normal Expiration. In no event shall any part of any Option be exercisable after the date of expiration thereof (the “Expiration Date”), as determined by the Committee pursuant to paragraph 5.6 above.

     (b) Early Expiration Upon Termination of Employment. Except as otherwise provided by the Committee in the Option Agreement, any portion of a Participant’s Option that was not vested and exercisable on the date of the termination of such Participant’s employment or service with the Company or any of its Subsidiaries shall expire and be forfeited as of such date and any portion of a Participant’s Option that was vested and exercisable but not exercised as of the date of the termination of such Participant’s employment or service with the Company or any of its Subsidiaries shall expire and be forfeited as of such date, except that if any Participant’s employment is terminated (i) due to Participant’s death or Disability, then such Participant’s Option shall expire 180 days after the date of his death or Disability, but in no event after the Expiration Date or (ii) by the Company without Cause, due to Participant’s retirement (with approval of the Board or Committee) or by Participant’s resignation, then such Participant’s Option shall expire 60 days after the date of his termination, retirement or resignation, but in no event after the Expiration Date.

     6.7 Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company or any of its Subsidiaries to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company or any of its Subsidiaries with respect to any shares issuable under the Options, and the Company may defer such issuance unless indemnified to its satisfaction.

     6.8 Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock or any merger, consolidation or exchange of shares, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under outstanding Options, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options and the exercise prices specified therein as may be determined to be appropriate and equitable. The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to any Options.

     6.9 Rights of Participants. Nothing in this Plan or in any Option Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or service at any time (with or without Cause), nor confer upon any Participant any right to continue in the employment or service of the Company or any of its Subsidiaries for any period of time or to continue his present (or any other) rate of compensation, and except as otherwise provided under this Plan or by the Committee in the

Option Agreement, in the event of any Participant’s termination of employment or service (including, but not limited to, the termination by the Company or any of its Subsidiary without Cause), any portion of such Participant’s Option that was not previously vested and exercisable shall expire and be forfeited as of the date of such termination. No Employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

     6.10 Amendment, Suspension and Termination of Plan. The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall materially impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby. No Options shall be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board and the Company’s shareholders.

     6.11 Amendment, Modification and Cancellation of Outstanding Options. The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option; provided that no such amendment or modification shall materially impair the rights of any Participant under any Option without the consent of such Participant. With the Participant’s consent, the Committee may cancel any Option and issue a new Option to such Participant.

     6.12 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Committee member shall be entitled to the indemnification rights set forth in this paragraph 6.12 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company or any of its Subsidiaries and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

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